UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

Starwood Waypoint Homes

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 362-9760

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of Starwood Waypoint Homes (“SFR”) was held at 8:00 a.m. local time on November 14, 2017 at 2021 McKinney Avenue, Suite 2000, Dallas, Texas 75201 (the “Special Meeting”) to vote on the proposals set forth in the definitive joint proxy statement / information statement and prospectus dated October 16, 2017 (the “Joint Proxy Statement”) and first mailed to SFR’s shareholders on or about October 16, 2017. A total of 109,737,180 of SFR’s common shares of beneficial interest, par value $0.01 per share (“Shares”), out of a total of 128,328,585 outstanding Shares entitled to vote as of the close of business on October 13, 2017 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the proposals is set forth below.

Proposal No. 1: The REIT Merger Proposal

At the Special Meeting, SFR shareholders voted upon, and approved by the requisite vote, a proposal (the “REIT Merger Proposal”) to approve the merger of SFR with and into IH Merger Sub, LLC (the “REIT Merger Sub”), a direct and wholly owned subsidiary of Invitation Homes Inc. (“INVH”), with REIT Merger Sub continuing as the surviving entity, pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2017, by and among SFR, INVH, Starwood Waypoint Homes Partnership, L.P., Invitation Homes Operating Partnership LP and REIT Merger Sub (the “Merger Agreement”). Approval of the REIT Merger Proposal required the affirmative vote of the holders of a majority of the outstanding Shares. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions

109,195,231	141,855	400,094

Proposal No. 2: The Compensation Proposal

At the Special Meeting, SFR shareholders voted upon, and approved by the requisite vote, a non-binding advisory proposal to approve compensation arrangements for certain SFR executive officers in connection with the Merger Agreement and the transactions contemplated thereby. Approval of this proposal required that a majority of the votes cast by the SFR shareholders were cast in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions

108,262,728	1,097,290	377,162

Proposal No. 3: The Adjournment Proposal

The proposal to approve the adjournment of the Special Meeting was not voted upon at the Special Meeting because the proposal was rendered moot due to the approval of the REIT Merger Proposal.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 16, 2017, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement filed by SFR with the SEC on October 16, 2017. Assuming the satisfaction of such closing conditions, SFR expects the closing to occur on or about November 16, 2017.

Item 8.01.	Other Events.

On November 14, 2017, SFR issued a press release announcing the results of voting at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 14, 2017.

EXHIBIT LIST

Exhibit Number	Description

99.1	Press Release, dated November 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT HOMES

November 14, 2017	By:	/s/ Ryan A. Berry
		Name:	Ryan A. Berry
		Title:	Executive Vice President, General Counsel and Secretary